                         REAL ESTATE PURCHASE CONTRACT
                         -----------------------------


        THIS AGREEMENT, made as of the 18th day of May, 1996 between David A. Kellogg c/o American Business Machines at 115 West 20th Street, Erie, PA 16502 ("Seller"), and Essex Partners Inc., a New York corporation with offices at 100 Corporate Woods, Suite 300, Rochester, New York 14623 ("Purchaser"),


WITNESSETH:


        1. Seller agrees to sell to Purchaser and Purchaser agrees to buy from Seller, in accordance with the terms, conditions and stipulations set forth in this Real Estate Purchase Contract ("Contract"), all of Seller's right, title and interest in that real property with all improvements located thereon, approximately as outlined on Exhibit A attached hereto and made a part hereof, containing 2.5 acres, together with an Ingress/Egress and Sign Easement as set forth in Section 15 of this Contract (the "Land"). Further, Purchaser shall have the option of increasing the size of the Land after receipt of its market study and/or preliminary site plan. It is expressly understood and agreed that Seller has no right, title or interest in the parcel currently owned by Richard E. and May L. Hess, 8042 Old Oliver Road, Erie, PA 16509 Erie County Index Number 40-017-073-002.01 for which Purchaser is entering into a separate Real Estate Purchase Contract. At the time of Closing, that portion of the Hess property which lies outside of the boundaries of the Land as shown on Exhibit A shall become the property of Seller.

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        2.  Purchase Price: The total purchase price to be paid to Seller by
Purchaser for the Land (the "Purchase Price") shall be three hundred sixty-one thousand dollars ($361,000). If Purchaser exercises its option to purchase more than the Land as set forth in Exhibit A, the Purchase Price shall be increased in the amount of $6.89 per square foot.

        3. Payment of Purchase Price: Subject to the terms and conditions of this Contract, the Purchase Price shall be payable to seller at the Closing in immediately available U.S. funds.

        4. Deposit: Upon receipt of a fully executed Contract (the "Time Line Date"), Purchaser shall deliver its check in the amount of five thousand dollars ($5,000) to Seller's attorney which shall constitute Purchaser's good faith deposit ("Deposit"). Purchaser shall have 90 days after the Time Line Date to notify Seller of its intent to cancel this Contract for any reason whatsoever and the full Deposit as set forth herein shall be directly returned to Purchaser. Thereafter in the event this Contract does not close as a result of failure of any condition in Section 20 or through no fault of Purchaser and Purchaser waives its right to specific performance of this Contract then the Deposit and any Additional Deposit as described in Section 12 shall be directly returned to Purchaser. If Purchaser does not terminate this Contract pursuant to Section 21 and Purchaser shall fail or refuse to perform its obligations herein specified at or before the date of Closing (or any agreed upon extension), the Deposit and Additional Deposit, if any, shall be forfeited as liquidated damages which the parties hereto agree is a reasonable and proper amount in light of the


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circumstances, and which forfeitures shall be Seller's sole remedy in law and equity.


        5. Condition of Ownership: A portion of the Land is comprised of a parcel that Seller does not own, specifically the parcel with Erie County Index Number: 40-17-73-202 (the "Not Owned Parcel"). At the time of execution of this Contract, Seller shall deliver to Purchaser evidence of such control over the Not Owned Parcel sufficient to enable Seller to convey title to the Land to Purchaser in accordance with all terms of this Contract.


        6. Title: Promptly after the Time Line Date, Seller shall provide Purchaser with a copy of any Abstract of Title any title policy pertaining to the Land in its possession and Purchaser shall order evidence of title to the Land by the issuance of a current title insurance binder (the "Title Binder") through a major national title insurance company selected by Purchaser (the "Title Company") in the amount of the Purchase Price. The Title Binder shall set forth the state of title to the Land and to other property that is or will be subject to any easements or restrictions (existing or to be created pursuant to this Contract) benefitting the Land, together with all exception or conditions to such title, including, but without limitation to, all easement, restrictions, rights-of-way, convenants, reservations, and all other encumbrances affecting the Land which would appear in the owner's title policy.


        7. Exclusive Use and Right of First Refusal: Seller convenants and agrees that, provided Purchaser fully performs in obligations under this Contract, Purchaser shall have





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the exclusive right to develop a hotel facility on other lands which Seller currently owns or controls fronting on Old Oliver Road and all lands contiguous to such lands fronting on Old Oliver Road and such other lands which Seller may own or control in the future contiguous to such lands the ("Adjacent Lands"). The exclusive right shall commence on Closing, shall run with the Adjacent Lands and continue for a period of five (5) years. After expiration of the five (5) year period, if Seller proposes to sell all or a portion of the Adjacent Lands for the development of a hotel facility, Purchaser shall have a right of first refusal exercisable within 30 days of presentation of an executed contract from a bonafide purchaser acceptable to Seller. A memorandum evidencing the rights contained herein shall be recorded at the time of Closing.


        8. Survey: Promptly after execution of this Contract, Seller agrees to provide Purchaser with the most recent instrument survey pertaining to the Land in it possession.


        9. Review of Title Binder and Survey: Purchaser shall have 60 days after the Time Line Date to deliver in writing to Seller Purchaser's objections to title. Purchasers failure to object to any item on the Title Binder or survey within the time limitation imposed hereby shall be deemed to be approval of same by Purchaser.


        10. Other Documentation: Seller shall deliver to Purchaser upon execution of this Contract the originals of copies of any Phase I and Phase II environmental studies, soils





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test, utility information, topographical maps and subdivision plots and correspondence, information and documentation which would relate to the use and/or occupancy of the Land which are in possession of Seller or to which Seller has access without cost other than copying or duplicating charges.

        11. Purchaser's Objection to Title; Defects in Title: Should Purchaser as described in Section 9 above deliver to Seller its written objections to title or to matters contained in the survey, Seller shall have 60 days either to remove all such defects or objections or to provide assurances acceptable to Purchaser that same will be removed at or before Closing; mortgages, deeds of trust or other liens of a specific amount shall be cleared before or at Closing, by Seller or, if requested by the Seller, by Purchaser by deduction from proceeds due Seller. Should Seller be unable to cure (or provide assurances with respect to) any and all such defects or objections (except liens as provided above) on or before expiration of the 60 day period, then Purchaser may, as its option, elect to terminate this Contract and receive a full refund of the Deposit, or to waive it objections and proceed to Closing. Seller shall not further intentionally encumber or restrict the title to the Land without Purchaser's prior written consent which shall not be unreasonably withheld.


        12. Closing: The Closing shall be on or before sooner of (i) the date which is thirty (30) days after the date which Purchaser has received site plan approval for





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the improvements (as hereinafter defined), or (ii) 210 days after the Time Line
Date, and shall take place in the offices of the Erie County Clerk, or such other place mutually designated by the parties, provided, however, that Purchaser may designate an earlier date for the Closing by written notice delivered to Seller not less than fifteen (15) days prior to such earlier date for the Closing so designated in such by Purchaser. Provided, however, that if Purchaser has shown due diligence in endeavoring to satisfy all contingencies herein and has been delayed by any agency or entity having control over satisfaction of those contingencies, then it is agreed that upon written notice to seller of such delay, Purchaser shall be entitled to an extension of two months to enable Purchaser to satisfy those contingencies and close this transaction. An Additional Deposit of $5,000 shall be paid to the Seller on or before the first day of each month of the extension period.

        13. Prorations and Adjustments at Closing: Ad Valorem and similar taxes assessed against the Land shall be prorated between seller and Purchaser at the time of Closing on the basis of a 365 day year. Prorations shall be based upon current year's taxes and assessments, if available, or upon figures for the last preceding year, in which event Purchaser and Seller shall readjust the prorations when the current year's taxes and assessments become available. Any special assessments applicable to the Land including, but not limited to, "rollback" or other similar assessments or taxes which apply on a change in use of the Land, if any, whether payable in a lump sum, in installments or otherwise, shall be paid by Seller. The foregoing obligations shall survive the Closing.


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        14.  Transaction Costs:  Seller and Purchaser shall each be responsible for the payment of one-half of all transfer, state and documentary stamps to be affixed to the instrument. Purchaser shall be responsible for all other costs, including the cost of the Title Policy, Survey and recording the deed, provided, however, that each party shall pay its own attorneys' fees.

        15. Ingress/Egress and Sign Easement: Serving the demised property is a 30-foot wide access and sign easement from Peach Street (Route 19) through land designated as Residue of Land of Travelers Motel, also known as Muggs Restaurant and Lounge and connecting on the west with Old Oliver Road ("Easement"). The resulting Easement will benefit the Land as well as the lands remaining with the Seller. A condition of this Contract will be successful establishment of an Easement Maintenance Agreement between the Seller and the Purchaser. This condition must be satisfied within ninety (90) days of the Time Line Date.

             A. Conditions of the Easement Maintenance Agreement shall include but are not limited to the following:

             1. Purchaser shall improve and maintain to established standards the entire surface of the Easement. A proportionate share of improvement and maintenance expenses, based on lineal feet of frontage, may be assessed against properties using or served by the Easement. Said expenses may be liened against the properties.

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        2.  Bids for expenditures of said improvements and maintenance are to be presented for approval by the parties which approval may not be unreasonably withheld prior to the award of Contract. All accounting for said work will be made available at all times to the affected parties.

        3. Obligations for such expenditures for improvements, upkeep and maintenance are to run with the lands effected by the Easement. A copy of the Easement Maintenance Agreement shall be recorded at the time of Closing.

        4. Purchaser shall be solely responsible for any signs which Purchaser places in the Easement for its benefit.

   16.  Warranty Deed and Other Documents Required For Closing:

        A.  At the Closing, Seller shall deliver the following:

                1. Warranty Deed in fee simple, free and clear of all liens and encumbrances, except subject to the following items now of record: utility, rights-of-way and easements for the purpose of providing utility service to the property herein described, common driveway or party wall agreements, recorded restrictions, and zoning regulations; otherwise the title to the above-described real estate shall be good and marketable and such as will be insured at the regular rates by a title insurance company licensed to do business.

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in Pennsylvania. Also, access to a public road may require issuance of a highway occupancy permit for the Department of Transportation. A specimen deed shall be delivered by Seller to Purchaser's attorney for review at least ten
(10) days before closing.

                2. Documents evidencing the legal status, standing and authority of Seller and such other documents, including standard form Seller's affidavits, as may be required by Title Company for issuance of the Title Policy.

        B.      At the Closing, Purchaser shall deliver the following:

                1. The Purchase Price plus any costs to be shared by Purchaser in cash, certified funds, or a bank draft.

                2. Such documents evidencing the legal status, standing and authority of Purchaser.

        17. Possession: Possession of the Premises shall be delivered to the Purchaser up to 120 day of closing DAK provided, however, that possession of the Not Owned Parcel shall be delivered to Purchaser either (i) 120 DAK days after Closing, or (ii) 120 DAK days after Purchaser has provided written notice to vacate, but in no event prior to the Closing Date, and Purchaser has deposited with Seller's attorney twenty-five thousand dollars ($25,000) which together with the Deposit and Additional Deposit, if any, would be


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forfeited as liquidated damages in the event that the Closing does no occur through no fault of Seller. At Closing, the twenty-five thousand dollars ($25,000) together with the Deposit and Additional Deposit, if any, will be applied against the Purchase Price.

        18. Demolition: Within 120 DAK days after Closing, Seller, at its sole cost and expense, shall remove all structural improvements to their foundation levels, all tanks whether above ground or underground and all other material and non-organic debris from the Land provided, however, that Buyer shall be responsible for all demolition on the Not Owned Parcel. Such removal shall be done in a manner that prevents contamination of the Land by any environmentally sensitive or toxic material or liquid.

        19. Representations and Warranties: For the purpose of inducing Purchaser to enter into and consummate this transaction, Seller represents and warrants to Purchaser that to the best of his knowledge and belief:

                (i) The Land is not currently being used, has never been used, as a hazardous waste disposal facility as defined in 40 C.F.R. Section 260.10; the Land is free of any lien or encumbrance which may be created under any applicable state or federal law, statute or regulation pertaining to hazardous waste; and no hazardous waste has been placed onto or into the Land (for purposes hereof, the term "hazardous waste" includes those substances listed in 40 C.F.R. Section 261.30 and those substances previously determined to be hazardous by any applicable state or federal law, statute or regulation),


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                (ii) There is no pending or threatened condemnation or any road widening respecting all or any part of the Land,

                (iii) Seller is currently or has entered into a contract by which he will become the owner and holder of fee simple title to the Land and has full power and authority to execute this Contract and all other documents necessary to consummate the transaction.

                (iv) Seller warrants that he has no knowledge of any deed restrictions or other contractual restrictions or covenants which would restrict or impair the Purchaser from developing and operating a limited service hotel on the land.

        20. Conditions to Closing: Purchaser's obligation to purchase the Land at the Closing is subject to all of the following conditions, which shall have been fulfilled to Purchaser's satisfaction:

        A. At the Closing, the following conditions shall have been satisfied:

                1. Good and marketable fee simple title to the Land shall be in the name of the Seller and any beneficial easements and/or restrictions appurtenant to the Land are not subject to any interest, the termination, enforcement, exercise or foreclosure of which could terminate or prevent the enforcement of such easement or restriction.


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        2.  No portion of the Land has been taken by or is the subject of a condemnation proceeding or is under threat of condemnation.

        3. There has been no material or adverse change to the condition of the Land or to the representations and warranties of Seller set forth in
Section 18 hereof.

    B. The following conditions shall have been satisfied by the Purchaser or be deemed waived by the Purchaser on or before Closing:

        1. That zoning and the conditions of zoning, including any use permit, site plan approval, curb cut permit, demolition permit, variances and other similar governmental approvals required by law or necessitated by Purchaser's planned use of the property for the construction and operation thereon of a three-story, limited service hotel having a minimum of 100 guest rooms, along with all facilities and amenities attendant thereto (hereinafter the "Improvements"), shall have been received.

        2. That all platting or replatting requirements in respect of the Land have been satisfied by the Purchaser to permit the transfer of title and to accommodate construction and operation of the Improvements under applicable laws and regulations.

        3. That Purchaser has reasonably determined that all permits necessary, in Purchaser's sole opinion, for the construction and operation of the

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Improvements on the Land, are available to Purchaser after receipt of site plan approval.

        4. Easements: Purchaser, with Seller's assistance must be able to obtain without cost any and all easements necessary to build the proposed development. Said easements, including but not limited to the access easement, shall be unencumbered and the title insurance in favor of Purchaser shall insure such easements.

        5. Soil Conditions: The soil, in its natural state, must have sufficient load-bearing characteristics to support Purchaser's proposed development, and must have adequate permeability to drain the proposed development. Seller warrants that to the best of his knowledge, the Premises do not contain a landfill, hazardous waste, underground mines, caves or underground streams and that the soil condition and water table are such that Purchaser can build the proposed development without incurring additional extraordinary expenses.

        6. That no federal, state or local governmental restrictions or requirements would preclude construction and operation of the Improvements on the Land.

        7. That all utilities including but not limited to electric, gas, telephone, cable TV, will be available for use by Purchaser along Old Oliver Road or on the Land. Water will be available at the intersection of Old Oliver Road and Oliver Road. Purchaser will be responsible for bringing water to the Land along Old Oliver Road. Seller will pay


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a prorata share of the expense of installation upon Seller's hook-up, based upon square footage of lands remaining with the Seller. (Tap-in size and location(s) to be determined during installation.) Seller has the right to examine and pre-approve cost to accomplish same which approval is not to be unreasonably withheld. Seller warrants that to the best of his knowledge sanitary sewer is currently available on the Land. Further, that a storm water management system can be approved and installed without unreasonable cost. the capacity of these various services, i.e., utilities, water and sewer, are not conditions to Closing.

            8. That Purchaser has reasonably determined that the Land is free of any hazardous substances or wastes that would preclude the Construction of the Improvements on the Land.

            9. That Purchaser is able to secure a franchise for the national hotel brand of its choice.

        C. During the term of this Contract, Purchaser shall have the right to enter upon the Land for the purpose of making the tests and investigations, at its expense, necessary or appropriate to satisfy the foregoing conditions. Purchaser shall defend, indemnify and hold Seller harmless from any liability which may arise due solely to such entry. Purchaser shall repair any damage to the Land in the event this transaction is not consummated.

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        21.  Failure of Conditions: If any of the conditions precedent to
Purchaser's obligation to close have not occurred or been satisfied or been deemed satisfied on or before 210 days after the Time Line Date or any extension thereof as set forth in Section 12, Purchaser at its sole option may: (a) terminate this Contract by written notice delivered to Seller on or before the Closing Date, or (b) waive such conditions precedent and proceed to Closing.

        22. Brokers: Seller shall be solely responsible for, and shall pay Orlando Realtors' real estate commission fee of seven (7%) percent. Seller agrees to indemnify, defend, and hold Purchaser harmless for any claim for such commission. Orlando Realtors shall be solely responsible for paying Holland Metro Inc., REALTORS its share of the commission. Purchaser represents that it has dealt with no broker other than Holland Metro Inc., REALTORS. Notwithstanding anything contained herein to the contrary, these indemnities shall survive the closing.

        23. Notices: All notices and other communications hereunder shall be in writing and shall be delivered personally against receipt or shall be sent by registered mail, certified


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mail, or Express Mail services, postage prepaid and return receipt requested, or by nationally utilized overnight delivery service, addressed to the parties as follows:

        As to Seller:     David A. Kellogg
                          c/o American Business Machines
                          115 West 20th Street
                          Erie, PA 16502

        As to Purchaser:  ESSEX PARTNERS INC.
                          100 Corporate Woods
                          Rochester, New York 14623
                          Attn: Thomas W. Blank

Any notice in accordance herewith shall be deemed received when delivery is received or refused, as the case may be. Additionally, notices may be given by telephone facsimile transmission, provided that an original copy of said transmission shall be delivered to the addressee by nationally utilized overnight delivery services on the day following such transmission. Telephone facsimiles shall be deemed delivered on the date of such transmission.

        24. Parties Bound: This Contract shall be binding upon and inure to the benefit of Seller and Purchaser, their respective heirs, personal representatives, successors and assigns.

        25. Assignment: Purchaser may assign this Contract to a partnership in which it is a general partner or a corporation in which it is a shareholder, provided that Purchaser


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shall remain responsible for the faithful performance of its obligations under the Contract.

        26. Governing Law: The laws of the Commonwealth of Pennsylvania shall govern the validity, construction, enforcement and interpretation of this Contract.

        27. Expiration: The offer of Purchaser extended by the delivery of this Contract to Seller shall be automatically revoked unless Seller shall execute and deliver an executed facsimile copy of the Contract to Purchaser on or before 5:00 p.m., May 18, 1996 to be followed by originals in overnight mail.

        28. Multiple Counterparts: This Contract may be executed in a number of identical counterparts. If so executed, each of such counterparts shall, collectively, constitute one agreement, but in making proof of this Contract, it shall not be necessary to produce or account for more than one such counterpart. If requested by Purchaser, Seller agrees to execute a memorandum of this Contract in form recordable in the real property records where the Land is situate.


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     29. Entire Agreement: This Contract embodies the entire agreement of the parties in respect of the transaction herein contemplated, superseding all prior agreements whether oral or written. Any amendments hereto shall be in writing and executed by the parties hereto.


                                          SELLER

/s/                                       /s/ David A. Kellogg
----------------------------------       ----------------------------------
Witness                                  David A. Kellogg


                                         PURCHASER
                                         ESSEX PARTNERS INC.

/s/ Barbara J. Purvis                    By: /s/ Jerald P. Eichelberger
----------------------------------          -------------------------------
Witness                                     Executive V.P.




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A G R E E M E N T

THIS AGREEMENT made this 18th day of March, 1997, by and between


                            DAVID A. KELLOGG, single

                                      and

                              ESSEX PARTNERS, INC.


WITNESSETH:

WHEREAS, the parties have entered into an agreement dated May 17, 1996, and which agreement has been continued and extended through February 28, 1997, and

WHEREAS, the parties desire to amend said agreement, as continued, as herein set forth,

NOW, THEREFORE, the parties acknowledged receipt of a valuable consideration, state their intent to be legally bound hereby, and agree as follows:

1. The agreement between the parties dated May 17, 1996, as continued and extended through February 28, 1997, shall be amended so that the settlement date shall be ten (10) days after final approval of the sewer module for the project and the entering of a development agreement with regard to the intersection of Oliver Road and Old Oliver Road, but in no event later than may 16, 1997. Buyer shall have the right to extend the period of time within which to close by payment of further nonrefundable deposit of $1,000.00 for each of three two week extensions.

2. The parties understand and agree that a Five Thousand ($5,000.00) Dollar deposit was made under the original agreement which shall be delivered to Kellogg at the time of the execution hereof, and shall be considered a nonrefundable deposit, but shall be applied to the purchase price upon closing. In addition to said deposit, there will be a further Five Thousand ($5,000.00) Dollar deposit made at the execution of this agreement, which down payment shall be applied against the purchase price but which shall be nonrefundable in the event a closing does not take place under the agreement, unless said closing does not take place because of the



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fault of the Seller; same to be delivered at the time of execution hereof.

3. Occupancy of the premises shall be delivered to Buyer no later than one hundred twenty (120) days after closing.

IN WITNESS WHEREOF, the parties have executed this agreement this 18th day of March, 1997.


                                      /s/ David A. Kellogg
                                      ---------------------------------
                                      David A. Kellogg


                                      ESSEX PARTNERS, INC.


                                      /s/ Thomas W. Blank
                                      ----------------------------------
                                      Senior V.P.


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